As filed with the Securities and Exchange Commission on May 3, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Imperial Sugar Company

(Exact name of registrant as specified in its charter)

Texas	74-0704500
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Imperial Square 8016 Highway 90-A, P.O. Box 9 Sugar Land, Texas 77487-0009 (281) 491-9181	William F. Schwer Senior Vice President and General Counsel Imperial Sugar Company One Imperial Square 8016 Highway 90-A, P.O. Box 9 Sugar Land, Texas 77487-0009 (281) 491-9181
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

J. David Kirkland, Jr.

Felix P. Phillips

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, without par value (1)	3,315,715 shares	(2)	$34.27	(3)	$113,629,554	$12,159

(1)	Includes the Rights to Purchase Preferred Stock associated with the common stock.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, we are also registering an indeterminable number of shares of common stock as may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) under the Securities Act of 1933, on the basis of the average high and low sales prices of Imperial Sugar Company’s common stock as reported on The Nasdaq National Market on April 28, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. The selling shareholder may not sell these securities until that registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2006

PROSPECTUS

3,315,715 Shares

Imperial Sugar Company

Common Stock

This prospectus covers the offer and sale from time to time of up to 3,315,715 shares of our common stock for the account of the selling shareholder identified on page 7 of this prospectus. Sales may be made at market prices prevailing at the time of the sale, prices related to the then-current market price, fixed prices or in privately negotiated transactions or otherwise.

We are registering the offering and sale of the shares of common stock offered by this prospectus to satisfy registration rights we have granted to the selling shareholder.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the selling shareholder.

Our common stock currently trades on The Nasdaq National Market under the symbol “IPSU.” On May 1, 2006, the last reported sale price for our common stock was $34.39 per share.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page 2 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006

This prospectus is part of a registration statement we have filed with the SEC.

•	You should rely only on the information provided or incorporated by reference in this prospectus or any supplement.

•	We have not authorized any person to provide information or make representations other than that provided in this prospectus.

•	We have not authorized anyone to provide you with different information.

•	This document may only be used where it is legal to sell our common stock.

•	You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document, or that any information contained in a document incorporated by reference is accurate as of any date other than the date of that document.

In this prospectus, except as the context otherwise requires, “Imperial Sugar,” “we,” “us,” “our” and “ours” refers to Imperial Sugar Company and its subsidiaries.

i

IMPERIAL SUGAR COMPANY

Imperial Sugar Company is one of the largest processors and marketers of refined sugar in the United States. We refine, package and distribute sugar at facilities located in Georgia and Louisiana.

We offer a broad product line and sell to a wide range of customers directly and through wholesalers and distributors. Our customers include retail grocers, foodservice distributors and industrial customers, principally food manufacturers. Our products include granulated, powdered, liquid and brown sugars marketed in a variety of packaging options (6 ounce shakers to 100-pound bags and in bulk) under various brands (Dixie Crystals®, Holly® and Imperial®) or private labels. In addition, we produce selected specialty sugar products, including Savannah Gold™ (a premium-priced, free-flowing brown sugar), and specialty sugars used in confections and icings.

Our principal executive offices are located at One Imperial Square, 8016 Highway 90-A, Sugar Land, Texas 77487 and our telephone number at that address is (281) 491-9181. Our mailing address is P.O. Box 9, Sugar Land, Texas 77487-0009. Our website address is www.imperialsugar.com. Information contained in or accessible from our website is not incorporated into and does not constitute a part of this prospectus.

RISK FACTORS

Before making an investment decision, you should consider carefully the risks described below in addition to the other information included or incorporated by reference in this prospectus.

If any of the following risks or other risks described in documents incorporated by reference in this prospectus actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or a part of your investment.

Risks Relating to Our Business

The domestic sugar industry is affected by a number of external forces that we are unable to predict or control that could cause fluctuations in market prices, which may negatively affect our results of operations.

Our business and results of operations are substantially affected by market factors, principally the domestic prices of refined sugar and raw cane sugar available to us. A variety of external forces that we are unable to predict influence the domestic sugar industry and could adversely affect our business and results of operations. These factors include:

•	the farm and trade policies of the United States government;

•	the number of domestic acres contracted to grow sugar cane and sugarbeets;

•	prices of competing crops;

•	energy costs; and

•	weather conditions.

Legislative and regulatory actions also substantially influence the domestic raw sugar industry. The principal legislation currently supporting the price of domestic crops of sugar cane and sugarbeets is the Farm Security and Rural Investment Act of 2002, or the Farm Bill, which became effective October 1, 2002 and extended the sugar price support program for sugar cane and sugarbeets until 2008. The Farm Bill implements a tariff-rate quota that effectively limits the amount of raw and refined sugar that can be imported into the United States by imposing a tariff on over-quota sugar that makes its import uneconomical. This tariff-rate quota could adversely affect the supply and price of raw sugar available to our sugar refineries if there is a shortfall in domestic production. In addition, marketing allotments under the Farm Bill may reduce the amount and affect the cost of domestic raw sugar that is available to us for refining and may limit sugar available to us for sales in future periods. Any of these factors could adversely affect our results of operations. The Farm Bill expires in 2008 and provisions, if any, of the successor legislation related to the domestic sugar industry and their impact on our operations cannot be predicted.

If demand for sugar decreases in the future, lower sales volumes and lower prices could result, which could affect us adversely.

Domestic demand for refined sugar had remained relatively flat to slightly declining over the past several years, a trend which began to reverse in 2004 and 2005. We cannot predict the demand for sugar in the future. Demand for refined sugar in the future could be affected adversely by numerous factors, including:

•	imports of sugar containing products and sugar blends;

•	the impact of changes in the availability, development or potential use of various types of sweeteners;

•	future changes in consumer sweetener preferences, including impact of health concerns; and

•	changes in population size.

If demand for sugar decreases in the future, lower sales volumes and lower prices could result, which could affect adversely our financial condition and results of operations.

If world raw sugar prices continue to increase, supply interruptions may develop and we may experience lower refined sugar margins.

Since 2005, world raw sugar prices have increased substantially, attracting excess production from exporting countries into the world market, potentially making supplies available for import to the domestic market more scarce. Such increases have occurred primarily due to changing support policies in the European Union and the use of sugar cane to produce ethanol in Brazil, which recently has experienced a dramatic increase in ethanol production and trade. Raw sugar supplies could become tighter and prices could increase if these conditions persist, absent timely USDA action. If we have an inadequate supply of raw sugar, we may be unable to operate efficiently our refineries or meet domestic demand for refined sugar. In addition, domestic raw sugar prices have risen in reaction to these factors, increasing our unhedged raw sugar cost. Further increases in domestic raw sugar prices may occur and we may be unable to offset increase the price of refined sugar to our customers to offset such higher costs, which could adversely affect our refined sugar margins, financial condition and results of operation.

Higher energy costs may result in increased operating expenses and reduced results of operations.

Processing raw sugar into refined sugar requires a high level of energy use. The primary fuel we use to fulfill our energy requirements is natural gas, although we also use coal and fuel oil in our Georgia refinery. Domestic energy prices, particularly natural gas prices, recently have been higher than in prior periods and we expect to continue paying high energy prices in fiscal 2006 and into the near future. Future high energy prices and unforeseen changes in the energy markets may further significantly and adversely impact our production costs and operating efficiencies.

We sell commodity products in highly competitive markets and face significant price pressure.

We sell our products in highly competitive markets. We compete with other cane sugar refiners and beet sugar processors and, in certain product applications, with producers of other nutritive and non-nutritive sweeteners, such as high-fructose corn syrup, aspartame, saccharin, sucralose and acesulfame-k. We also compete with foodservice companies and resellers in distributing bag sugar products.

Competition in these markets is based primarily on price and the ability to meet timely customer quality and quantity requirements. As a result, we may be unable to protect our market position by product differentiation and may be unable to pass on cost increases to our customers. Historically, we have made the majority of our sales to industrial customers under fixed price, forward sales contracts which extend for up to one year. As a result, changes in our realized sales prices tend to lag behind market price changes.

Some competing beet sugar processors and cane sugar refiners have expanded their production capacity in the past few years. The additional sugar marketed as a result of this expansion has acted to reduce sugar market prices at times during this period. Some competitors may be able to further drive down product prices because their costs are less than ours or because they have greater financial, technological and other resources than us. In addition, our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements than we can. Increased competition and price pressure could adversely affect our financial condition and results of operation.

Increased importation of refined sugar pursuant to NAFTA, CAFTA and other free trade agreements may adversely affect the domestic refined sugar market.

The North American Free Trade Agreement, or NAFTA, contains provisions that allow Mexico to increase its raw or refined sugar exports to the United States to 275,576 short tons raw value by 2007, if Mexico is projected to produce a net surplus of sugar. In 2008, NAFTA sugar duties and quotas expire and sugar may be freely traded without duty between the United States and Mexico. If imports are in the form of refined sugar, the domestic refined sugar market may be affected adversely.

In addition to NAFTA, a number of other trade initiatives and negotiations involving the Americas and other quota holding countries are evolving. In 2005, the United States enacted the Central American Free Trade Agreement, or CAFTA. Duty-free access to sugar from CAFTA countries will increase 109,000 metric tons over the current amount during the first year, growing to 151,000 metric ton increase over the first 15 years and 2,640 metric ton increases each year thereafter.

The United States has also negotiated a trade agreement with Australia, which did not include additional sugar access, and is currently negotiating additional agreements including the Free Trade Agreement of the Americas and other agreements with countries in the Andean pact (Columbia, Peru, Ecuador and Bolivia), South African Customs Union, Panama, Mercosur, Thailand and others. These agreements cover many trade issues between the United States and these countries, with sugar being an important subject in all of the negotiations. Additionally, a World Trade Organization round of negotiations is in progress. Any impact of CAFTA and other trade initiatives and negotiations currently is unknown and the domestic refined sugar market could be adversely affected if any of these initiatives results in increased imports of refined sugar.

We have had losses in the recent past and may be unable to maintain profitable operations.

We have had a history of operating losses and net losses. In January 2001, as a result of our losses, adverse operating conditions, cash flow problems, a high degree of leverage, and non-compliance with our financial covenants in prior debt instruments, we filed for protection under chapter 11 of the U.S. Bankruptcy Code. We emerged from bankruptcy protection in August 2001.

We had a net loss of approximately $19.3 million in fiscal 2005. The loss we incurred was attributable to a number of factors, including:

•	low refined sugar prices;

•	low margins between raw sugar and refined sugar prices;

•	high energy costs;

•	plant closure costs; and

•	costs of discontinued operations.

We may experience net losses or operating losses in the future and may be unable to maintain profitable operations.

Our operations are affected by our recent dispositions of businesses and assets and cessation of significant operations.

Since 2002, we have sold a number of our businesses including our Michigan and Rocky Mountain sugar beet operations, a significant portion of our foodservice business and our Holly Sugar Corporation subsidiary. The historical results of these businesses are reported as discontinued operations in our financial statements. We also discontinued our Sugar Land, Texas sugar refinery operations and the related packaging and distribution operations. These sales, discontinued operations and other dispositions have significantly changed our business, financial condition and operating results when compared to periods prior to these events. We cannot predict accurately the effect the elimination of these businesses, operations and assets will have on our business or our future results of operations.

We are exposed to costs arising from environmental compliance, cleanup and litigation, which may adversely affect our business, financial condition, operating results or cash flows.

Our operations are governed by various federal, state and local environmental laws and regulations. These regulations impose limitations on releases of effluents and emissions from our facilities. They also impose requirements on our management of:

•	water resources;

•	air resources;

•	toxic substances;

•	solid waste; and

•	emergency planning.

We cannot predict with certainty the extent of our future liabilities and costs under environmental, health and safety laws and regulations and these amounts could be material.

Risks Relating to Our Stock and this Offering

The market price of our common stock could be adversely affected by sales of substantial amounts of our common stock in the public markets.

Our largest shareholders, including the selling shareholder, could sell a substantial number of shares of our common stock in the public market. Sales of our common stock by our largest shareholders, sales by other shareholders or the perception that such sales might occur, could have a material adverse effect on the price of our common stock or could impair our ability to obtain capital through an offering of equity securities.

The market price of our common stock has experienced substantial volatility and may continue to do so in the future.

In recent years our common stock has not traded in large volumes and has been volatile. Since October 2003 through the date of this prospectus, the trading price for our common stock has ranged from $9.49 to $36.76 per share. The market price for our common stock could decline. We cannot assure you that our stock will not experience substantial and adverse future volatility.

Our corporate documents and Texas law could delay, deter or prevent a change in control of us, even if that change would be beneficial to our shareholders.

Our corporate documents and Texas law contain provisions that may have the effect of discouraging a potential acquirer from attempting a takeover on terms that some shareholders might favor, reducing the opportunity for shareholders to sell shares at a premium over then-prevailing market prices and prevent or frustrate attempts to replace or remove current management. Our amended and restated articles of incorporation and by-laws contain provisions that:

•	require that our board of directors be classified;

•	permit our board of directors to issue one or more series of preferred stock;

•	limit the ability of stockholders to remove directors; and

•	limit the ability of stockholders to fill vacancies on our board of directors.

We have also adopted a shareholder rights plan, which will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. In addition, a provision of Texas law prohibits Texas corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements. We identify forward-looking statements in this prospectus and in documents incorporated by reference by using the following words and other similar expressions:

• expect	• project	• estimate

• believe	• anticipate	• likely

• plan	• intend	• could

• should	• may	• predict

• budget	• possible

Forward-looking statements in this prospectus or the documents incorporated by reference in this prospectus include statements regarding:

•	future market prices and margins;

•	future energy costs;

•	future operating results;

•	operating efficiencies;

•	future government and legislative action;

•	future cost savings;

•	future pension costs;

•	our liquidity and ability to finance our operations; and

•	other statements that are not historical facts.

These statements involve risks, uncertainties and assumptions, including, without limitation:

•	market factors;

•	energy costs;

•	the effect of weather and economic conditions;

•	farm and trade policy;

•	our ability to realize planned cost savings;

•	the available supply of sugar;

•	actual or threatened acts of terrorism or armed hostilities;

•	legislative, administrative and judicial actions; and

•	other factors detailed in this prospectus or in our other filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Our forward-looking statements speak only as to the date of this prospectus or the date of the document incorporated by reference in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements to reflect changes in our expectations or any change in events, conditions or circumstances on which any of those statements are based. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We will not receive any proceeds from sales of common stock by the selling shareholder under this prospectus.

SELLING SHAREHOLDER

This prospectus covers the resale of up to 3,315,715 shares of our common stock held by Lehman Brothers Inc. Lehman Brothers acquired these shares in connection with our plan of reorganization approved by the bankruptcy court in 2001. As of May 2, 2006, Lehman Brothers beneficially owned 3,355,576 shares (or 29.7%) of our common stock of which 3,315,715 are covered by this prospectus. Lehman Brothers would beneficially own 39,861 shares of our common stock if it sells all shares covered by this prospectus. These 39,861 shares of our common stock represent vested restricted shares of common stock and options granted to John K. Sweeney, one of our directors and a Managing Director of Lehman Brothers. Under the terms of Mr. Sweeney’s employment with Lehman Brothers, he is required to surrender to Lehman Brothers any compensation (including stock and options) received in his capacity as a director of Imperial Sugar. Mr. Sweeney disclaims beneficial ownership of the 39,861 shares of our common stock and the shares of our common stock owned by Lehman Brothers and covered by this prospectus.

We have filed this prospectus and the related registration statement at the request of Lehman Brothers. The registration rights agreement we entered into with Lehman Brothers requires that we file a registration statement covering the resale of the shares held by Lehman Brothers if requested by Lehman Brothers. In this prospectus, we refer to Lehman Brothers as the “selling shareholder.”

The selling shareholder, or persons who obtain common stock from the selling shareholder as a gift, on foreclosure of a pledge or in another private transaction (who also are selling shareholders for purposes of this prospectus), may sell all of the shares offered by this prospectus. However, the selling shareholder is not obligated to sell any of the shares of common stock offered by this prospectus.

We are obligated to bear all expenses incurred in connection with the registration of the shares of our common stock held by the selling shareholder that it received under our plan of reorganization.

PLAN OF DISTRIBUTION

The aggregate proceeds to the selling shareholder from the sale of the common stock will be the sales price of the common stock less any discounts and commissions.

The common stock may be sold from time to time to purchasers:

•	directly by the selling shareholder and its successors, which include transferees, pledgees or donees or their successors; and

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

If the common stock is sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions.

Sales of the common stock may be effected:

•	in underwritten transactions;

•	in ordinary brokers’ transactions and transactions in which the broker solicits purchasers;

•	in transactions “at the market” to, or through market makers in, our common stock or into an existing market for the common stock;

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale or in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market, including direct sales of the shares to purchasers or sales of the shares affected through agents;

•	through the writing of options, swaps or derivatives, which may or may not be listed on an exchange;

•	in privately negotiated transactions;

•	through the settlement of short sales; and

•	in a combination of any of the foregoing transactions.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

The selling shareholder may sell its shares at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; and

•	negotiated prices.

The selling shareholder may reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

The selling shareholder may sell short the common stock. The selling shareholder may deliver this prospectus in connection with such short sales and use the shares offered by this prospectus to cover such short sales.

The selling shareholder may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling shareholder, including positions assumed in connection with distributions of the shares by such broker-dealers. The selling shareholder also may enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, the selling shareholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, on a default by the selling shareholder of the secured obligation, may sell or otherwise transfer the pledged shares.

The selling shareholder and any underwriter, broker-dealer or agent who participates in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933. As a result, any profits on the sale of the common stock by the selling shareholder and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. The selling shareholder will be subject to prospectus delivery requirements of the Securities Act if it is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. If the selling shareholder were deemed to be an underwriter, the selling shareholder may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934.

The selling shareholder and any other person participating in the sale of common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling shareholder and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the commencement of such distribution. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have informed the selling shareholder that it is legally required to deliver copies of this prospectus in connection with any sale of common stock covered by the prospectus in accordance with applicable prospectus delivery requirements.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption form the registration or qualification is available and complied with.

The selling shareholder is not required to sell any or all of the common stock pursuant to this prospectus. Further, the selling shareholder may transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus.

We have agreed to indemnify the selling shareholder against certain liabilities, including certain liabilities under the Securities Act.

We originally issued the shares of common stock offered by this prospectus to the selling shareholder under an exemption from the registration requirements of the Securities Act. We have agreed to register the shares under the Securities Act, and to keep the registration statement of which this prospectus is a part effective until the earliest of:

•	the date on which the selling shareholder has sold all of the shares;

•	three years after the effective date of the registration statement, subject to extension in some circumstances; or

•	such time as all of the shares covered by this prospectus can be sold by the selling shareholder under Rule 144 of the Securities Act or any successor or similar rule or provision without regard to volume limitations.

The term “selling shareholder” also includes persons who obtain shares of our common stock covered by the prospectus from the selling shareholder as a gift, on foreclosure of a pledge or in another private transaction.

LEGAL MATTERS

Baker Botts L.L.P., Houston, Texas, will pass on certain legal matters for us in connection with the common stock offered by this prospectus.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Imperial Sugar’s Annual Report on Form 10-K for the year ended September 30, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public at the SEC’s website located at http://www.sec.gov. You also may obtain our SEC filings from our website at http://www.imperialsugar.com. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC relating to the resale of our common stock. This prospectus does not contain all of the information we have included in the registration statement and accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions. The registration statement, exhibits and schedules are available at the SEC’s public reference room and through its Web site.

The SEC allows us to “incorporate by reference” the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this prospectus and prior to the termination of the offering covered by this prospectus (excluding any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K and excluding any exhibit filed or furnished with respect to such Items, unless the information or exhibit is specifically incorporated by reference into this prospectus or any prospectus supplement). Our SEC file number is 000-16674. As of the date of this prospectus, we incorporate by reference the following documents:

•	Annual Report on Form 10-K for the year ended September 30, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended December 31, 2005 and March 31, 2006;

•	Current Reports on Form 8-K filed December 9, 2005, December 12, 2005 and December 22, 2005;

•	all filings under the Securities Exchange Act of 1934 after the date of the original registration statement and prior to effectiveness of the registration statement (excluding any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K and excluding any exhibit filed or furnished with respect to such Items, unless the information or exhibit is specifically incorporated by reference into this prospectus or any prospectus supplement);

•	the description of capital stock contained in our registration statement on Form 8-A/A (Amendment No. 1) filed on January 31, 2003; and

•	the description of our rights to purchase Series A junior participating preferred stock contained in our registration statement on Form 8-A filed on January 9, 2003.

You may request a copy of these filings (other than an exhibit to those filings, unless we have specifically incorporated that exhibit by reference in the filing), at no cost, by writing to or telephoning us at the following address:

Imperial Sugar Company

One Imperial Square

P.O. Box 9

Sugar Land, Texas 77487-0009

Attn: William F. Schwer, Senior Vice President and General Counsel

(281) 491-9181

3,315,715 Shares

IMPERIAL SUGAR COMPANY

Common Stock

Prospectus

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution

All expenses (other than underwriting discounts and commissions and any brokerage fees and commissions, which shall be borne by the selling shareholder) in connection with the offering described in this registration statement will be paid by Imperial Sugar. Such expenses are as follows:*

Securities and Exchange Commission registration fee	$12,159
Printing expenses	5,000
Accounting fees and expenses	5,000
Legal fees and expenses	20,000
Miscellaneous	7,841

Total	$50,000

*	The amounts set forth, except for the filing fees for the Securities and Exchange Commission, are estimated.

ITEM 15. Indemnification of Directors and Officers

Imperial Sugar’s Amended and Restated Articles of Incorporation provide that a director will not be liable to the corporation or its shareholders for monetary damages for an act or omission in such director’s capacity as director, except in the case of (i) breach of such director’s duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, (iv) an act or omission for which the liability of a director is expressly provided for by statute or (v) an act related to an unlawful stock repurchase or payment of a dividend. Imperial Sugar’s Bylaws provide that the corporation will indemnify, and advance expenses (including court costs and attorney’s fees) to, any officer, director, employee or agent to the fullest extent permitted by applicable law in effect on August 31, 2001 and to such greater extent as applicable law may thereafter permit.

Under the Texas Business Corporation Act (the “TBCA”), directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys’ fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys’ fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys’ fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the court or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

Under an insurance policy maintained by Imperial Sugar, the directors and officers of Imperial Sugar are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings and certain liabilities which might be imposed as a result of such claims, action, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

ITEM 16. Exhibits

Exhibit No.	Document

*2(a)	Second Amended and Restated Joint Plan of Reorganization (previously filed as an Exhibit to Imperial Sugar’s Current Report on Form 8-K dated September 12, 2001 (File No. 001-10307)).

*2(b)	Stipulation with Respect to Confirmation Objection of Wells Fargo Bank (Texas), N.A. and Amendment to Debtors’ Second Amended and Restated Joint Plan of Reorganization dated June 5, 2001 (previously filed as an Exhibit to Imperial Sugar’s Current Report on Form 8-K dated September 12, 2001 (File No. 001-10307)).

*2(c)	Stipulation Regarding Confirmation Objection of Missouri Department of Revenue and Amendment to Debtors’ Second Amended and Restated Joint Plan of Reorganization dated June 5, 2001 (previously filed as an Exhibit to Imperial Sugar’s Current Report on Form 8-K dated September 12, 2001 (File No. 001-10307)).

*4(a)	Rights Agreement dated as of December 31, 2002 between Imperial Sugar Company and The Bank of New York, as Rights Agent, which includes as Exhibit A the form of Statement of Resolution Establishing Series of Shares Designated Series A Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock (previously filed as an Exhibit to Imperial Sugar’s Annual Report on Form 10-K for the year ended September 30, 2002 (File No. 001-10307)).

*4(b)	Amended and Restated Credit Agreement dated as of December 1, 2004 among the financial institutions named therein, as lenders, Bank of America, N.A., as administrative agent, and Imperial Sugar Company (previously filed as an Exhibit to Imperial Sugar’s Current Report on Form 8-K dated December 1, 2004 (File No. 000-16674)).

*4(c)	Warrant Agreement dated as of August 28, 2001 between Imperial Sugar Company and The Bank of New York, as warrant agent (previously filed as an Exhibit to Imperial Sugar’s Current Report on Form 8-K dated September 12, 2001 (File No. 001-10307)).

*4(d)	Registration Rights Agreement dated as of August 28, 2001, by and among Imperial Sugar Company and the parties listed on the signature page thereto (previously filed as an Exhibit to Imperial Sugar’s Annual Report on Form 10-K for the year ended September 30, 2001 (File No. 001-10307)).

*4(e)	Amendment to Registration Rights Agreement dated as of March 28, 2006, by and among Imperial Sugar Company and the parties listed on the signature page thereto (previously filed as an Exhibit to Imperial Sugar’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (File No. 000-16674)).

5	Opinion of Baker Botts L.L.P. with respect to the legality of securities.

23(a)	Consent of Deloitte & Touche L.L.P.

23(b)	Consent of Baker Botts L.L.P. (contained in Exhibit 5).

24	Powers of Attorney (included on the signature page of the registration statement).

*	Indicates that we previously filed the exhibit as indicated in the document description and that the exhibit is incorporated herein by reference.

ITEM 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Imperial Sugar has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Imperial Sugar certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, the State of Texas, on May 3, 2006.

IMPERIAL SUGAR COMPANY

By:	/s/ Robert A. Peiser
Name:	Robert A. Peiser
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H.P. Mechler and William F. Schwer, and each of them, each of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, including without limitation any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on May 3, 2006.

Signature	Title
/s/ Robert A. Peiser (Robert A. Peiser)	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ H.P. Mechler (H.P. Mechler)	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ James J. Gaffney (James J. Gaffney)	Chairman of the Board of Directors

/s/ Curtis G. Anderson (Curtis G. Anderson)	Director

/s/ Gaylord O. Coan (Gaylord O. Coan)	Director

Signature	Title
/s/ Yves-Andre Istel (Yves-Andre Istel)	Director

. (David C. Moran)	Director

/s/ Robert J. McLaughlin (Robert J. McLaughlin)	Director

/s/ John K. Sweeney (John K. Sweeney)	Director